CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our reports dated December 15, 2000, on the October 31, 2000 financial statements of The Advisors' Inner Circle Fund and to all references to our Firm included in or made part of this Post-Effective Amendment No. 43 to the Registration Statement File No. 33-42484.


                                               /s/ Arthur Andersen LLP


Philadelphia, Pennsylvania
February 27, 2001